Exhibit 10.3

Execution Version

BACKSTOP AGREEMENT

This Backstop Facility Agreement (this “Agreement”) is entered into as of October 14, 2020, by and among CC Neuberger Principal Holdings I, a Cayman Islands exempted company (the “Company”), and Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., a Cayman Islands exempted limited partnership (the “Purchaser”). Capitalized terms used but not initially defined in this Agreement shall have the meaning hereinafter ascribed to such terms, or if not defined in this Agreement, such terms shall have the meaning ascribed to such terms in that certain Business Combination Agreement, dated as of the date hereof, by and among the Purchaser, E2open Holdings, LLC, a Delaware limited liability company (“E2open”), and the other parties thereto (the “BCA”).

WHEREAS, the Purchaser and CC Capital Partners, LLC (“CC Capital”) have collectively sponsored a series of publicly traded special purpose acquisition companies (each, a “SPAC”), which to date consist of the Company and CC Neuberger Principal Holdings II (each such sponsored SPAC (including, without limitation, the Company and CC Neuberger Principal Holdings II), a “CC SPAC”), and the related sponsor vehicles for each such SPAC (each, a “Sponsor Vehicle”), for the purpose of each such SPAC effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, in connection with the entry into the BCA, an allocation of $300,000,000.00 (the “Initial Allocation Amount”, which amount is subject to increase in accordance with Section 1(a) below), of committed capital of the Purchaser has been made to backstop redemptions of each CC SPAC on a first come first serve basis in accordance with the terms of this Agreement;

WHEREAS, the Purchaser is now entering into this Agreement with the Company, whereby at the Closing under the BCA, the Purchaser will acquire Class A Ordinary Shares (or a successor security thereto) of the Company, and the Company will issue and sell to the Purchaser, on a private placement basis, solely to the extent necessary to fund Buyer Share Redemptions on a share for share basis, in the amount determined pursuant to Section 2(a)(i) hereof and subject to the limitations set forth herein (the “Backstop Purchase Shares”); and

WHEREAS, the Purchaser expects to enter into an agreement with each CC SPAC other than the Company (each, an “Other SPAC”) in the form of this Agreement (except with respect to changes which would not adversely impact the rights of the Company, which would include, for the avoidance of doubt, more favorable provisions regarding Utilization Limit or Utilization Priority) which will provide for the acquisition of common stock of such Other SPAC by the Purchaser in order to fund redemptions by shareholders of such Other SPAC (each, an “Other Backstop Agreement”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Notifications of Available Amount; Utilization Request.

(a)            Utilization Limit. The Purchaser shall never be required to fund an amount (or pay a BPS Purchase Price (as defined below)) pursuant to this Agreement greater than the sum of, at any time, (i) the Initial Allocation Amount, plus (ii) any additional allocation of committed capital made available to backstop redemptions of CC SPACs by CC Capital and the Purchaser in their sole discretion (if so made, an “Additional Allocation”), minus (iii) the amount of any utilization by an Other SPAC pursuant to an Other Backstop Agreement which utilization was notified to the Purchaser prior to the date a Utilization Notice was delivered pursuant to Section 1(c) hereunder (which amount deducted by this clause (iii) may in no event exceed $300,000,000.00 for the Company or any single Other SPAC) (such amount, the “Utilization Limit”); provided, that in no event shall the Utilization Limit ever be an amount in excess of $300,000,000.00.

(b)            Notification of Utilization Limit. Promptly upon the Purchaser becoming aware (and no later than five (5) Business Days after becoming so aware) that (i) an Additional Allocation has been made or (ii) any Other SPAC has delivered a utilization notice to the Purchaser pursuant to an Other Backstop Agreement, the Purchaser shall notify the Company in writing of: (i) the amount of such Additional Allocation or the amount required to be subscribed in accordance with such utilization notice delivered under an Other Backstop Agreement, as appropriate and (ii) the resulting Utilization Limit. The Utilization Limit as notified to the Company in writing by the Purchaser after the date hereof (calculated only in accordance with Section 1(a)) shall be the Utilization Limit for all purposes hereunder from and after the date such notification is sent.

(c)            Notification of Utilization. On the date by which Buyer Share Redemptions are required to be made in accordance with the Company’s memorandum and articles of association, as they may be amended from time to time (the “Memorandum and Articles”) (which date is two (2) Business Days prior to the date of the Buyer Shareholder Meeting, as such term is defined in the BCA), to the extent the Company has greater than zero (0) Buyer Share Redemptions and the amount of Permitted Equity Financing is less than amount required to fund Buyer Share Redemptions, the Company shall deliver a written notice (the “Utilization Notice”) to the Purchaser setting forth: (i) the total number of Class A Ordinary Shares of the Company subject to Buyer Share Redemptions, (ii) the number of Class A Ordinary Shares (or successor security thereto) the Company is requiring the Purchaser to subscribe for in accordance with Section 2(a) of this Agreement, which number shall in no event be greater than the lesser of (x) an amount equal to (1) the then current Utilization Limit (which information shall be promptly provided by Purchaser to the Company upon request or otherwise in accordance with Section 1(a) hereof) divided by (2) $10.00 and (y) the total number of Class A Ordinary Shares subject to Buyer Share Redemptions (the “Subscription Amount”), (iii) the resulting BPS Purchase Price (as calculated in accordance with Section 2(a)(i)) and (iv) the Company’s wire instructions. If the Company fails to deliver a Utilization Notice on the date set forth in the prior sentence, the Company may provide a Utilization Notice after such date, but not later than four (4) Business days prior to the Closing Date A Utilization Notice cannot be made and the Company shall not be permitted to deliver a Utilization Notice or cause the Purchaser to acquire any Backstop Purchase Shares to the extent (i) the Company does not have any Class A Ordinary Shares subject to Buyer Shareholder Redemptions or (ii) the then-current Utilization Limit is $0. Only one (1) Utilization Notice may be delivered hereunder. For the avoidance of doubt, (x) to the extent the proceeds of the Permitted Equity Financing are in an amount sufficient to fund all of the Company’s Buyer Share Redemptions, the Company shall not be required to deliver a Utilization Notice hereunder and the Purchaser shall not be required to purchase any securities hereunder and (y) in no event shall the Company be required to cause Purchaser to subscribe for a number of Backstop Purchase Shares greater than the Subscription Amount necessary to fund the Company’s Buyer Share Redemptions after taking into account the Permitted Equity Financing and in no event shall the Purchaser be required to purchase any such Backstop Purchase Shares.

(d)            Utilization Priority. In no event will a CC SPAC (including the Company) be permitted to deliver a Utilization Notice prior to the time by which shareholders of such CC SPAC are required to deliver notice to such CC SPAC of the election to require shareholder redemptions (including Buyer Shareholder Redemptions, with respect to the Company) in accordance with such CC SPAC’s governing documents, and any utilization notice (including a Utilization Notice hereunder) delivered prior to such time shall be deemed void and shall not (i) require the Purchaser to purchase any shares (including Class A Ordinary Shares or shares of Class A Common Stock) in such CC SPAC (including the Company) or (ii) reduce the Utilization Limit for any CC SPAC (including the Company).

2.            Sale and Purchase.

(a)            Backstop Purchase Shares.

(i)            Subject to the terms and conditions hereof, solely in the event of the valid delivery of the Utilization Notice by the Company to the Purchaser hereunder, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company a number of Backstop Purchase Shares equal to the Subscription Amount for an aggregate purchase price of $10.00 multiplied by the number of Backstop Purchase Shares issued and sold hereunder (such aggregate purchase price, the “BPS Purchase Price”). In no event will the BPS Purchase Price be greater than the lesser of (x) the then-current Utilization Limit and (y) the total number of Class A Ordinary Shares subject to Buyer Share Redemptions multiplied by $10.00.

(ii)            The valid delivery of the Utilization Notice hereunder shall serve as notice to the Purchaser that the Purchaser will be required to pay the BPS Purchase Price, and acquire the Backstop Purchase Shares, at the BPS Closing (as defined below).

(iii)            The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held on the same date and immediately prior to the Closing (as such term is defined in the BCA, such date being referred to as the “Closing Date”); provided however that unless consented to in writing by the Purchaser, the BPS Closing shall not occur prior to the fourth Business Day following the Purchaser’s receipt of the Utilization Notice. At the BPS Closing, the Company will issue to the Purchaser the Backstop Purchase Shares, registered in the name of the Purchaser, against (and concurrently with) the payment of the BPS Purchase Price to the Company by wire transfer of immediately available funds to the account notified to the Purchaser by the Company in the Utilization Notice.

(b)            Delivery of Backstop Purchase Shares.

(i)            The Company shall register the Purchaser as the owner of the Backstop Purchase Shares purchased by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the BPS Closing.

(ii)            Each register and book entry for the Backstop Purchase Shares purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)            Legend Removal. If the Backstop Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 2(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Backstop Purchase Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Backstop Purchase Shares in violation of applicable law.

(d)            Registration Rights. The Purchaser shall have registration rights with respect to the Backstop Purchase Shares as set forth on Exhibit A (the “Registration Rights”).

3.            Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)            Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)            Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)            Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)            Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)             Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the sale of the Securities with the Company’s management.

(g)            Restricted Securities. The Purchaser understands that the sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed a Registration Statement for its IPO with the SEC. The Purchaser understands that the sale of the Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such sale of the Securities.

(h)            High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)             Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)             Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(k)            No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Securities.

(l)             Residence. The principal place of business of the Purchaser’s general partner is the office located at the address of the Purchaser set forth in Section 8(a) below.

(m)           Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(n)            Adequacy of Financing. The Purchaser has, or will have at the BPS Closing, available to it sufficient funds to satisfy its obligations under this Agreement. As of the date hereof, the Utilization Limit is the Initial Allocation Amount.

(o)            Other Matters. As of the date hereof, the Purchaser represents as warrants as set forth on Schedule A.

(p)            Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO of the Company or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO of the Company.

(q)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3(p) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

4.            Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)            Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)            Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)            500,000,000 Class A Shares, none of which are issued and outstanding;

(ii)            50,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (“Class B Shares”), 15,350,000 of which are issued and outstanding; and all of the outstanding Class B ordinary shares of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)           1,000,000 preference shares, none of which are issued and outstanding.

(c)            Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Backstop Purchase Shares at the BPS Closing has been taken or will be taken prior to the BPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the BPS Closing, and the issuance and delivery of the Backstop Purchase Shares and the securities issuable upon conversion or exercise of the Backstop Purchase Shares has been taken or will be taken prior to the BPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)            Valid Issuance of Backstop Purchase Shares.

(i)            The Backstop Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(ii)            No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)           Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s Memorandum and Articles or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)            Operations. As of the date hereof, the Company has not conducted any operations other than organizational activities and activities in connection with its IPO, its search for a Business Combination and financing in connection therewith.

(h)            Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)            Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)            Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)            No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Backstop Purchase Shares.

(l)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the sale and purchase of the Backstop Purchase Shares, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4(l) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

5.            Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)            Trust Account.

(i)            The Purchaser hereby acknowledges that it is aware that the Company has established a trust account (the “Trust Account”) for the benefit of its public shareholders in connection with the closing of the Company’s IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any distributions therefrom, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it.

(ii)            The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, or any distributions therefrom and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account, or any distributions therefrom, that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, or any distributions therefrom, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b)            No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c)            Other Backstop Agreement. In the event the Purchaser enters into an Other Backstop Agreement with an Other SPAC prior to the Closing, such Other Backstop Agreement shall be in the form of this Agreement (with only such changes as necessary to reflect such Other SPAC is the “Company” under the “Agreement” or such other changes as would not impact the Company’s ability to be first to issue a Utilization Notice).

6.            BPS Closing Conditions.

(a)            The obligation of the Purchaser to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)            The then-current Utilization Limit shall be greater than $0;

(iii)           The Company shall have greater than zero (0) Class A Ordinary Shares subject to redemptions in accordance with its Memorandum and Articles, which redemptions have not been withdrawn;

(iv)           There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Order in effect preventing the consummation of the transactions contemplated hereby.

(b)            The obligation of the Company to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)           The representations and warranties of the Purchaser set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)            The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the BPS Closing; and

(iv)            There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Order in effect preventing the consummation of the transactions contemplated hereby.

7.            Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a)            by written consent of each of the Company, the Purchaser and E2open; or

(b)            automatically:

(i)            upon the consummation of the Business Combination (whether or not a Utilization Notice has been delivered and Backstop Purchase Shares have been purchased hereunder);

(ii)            if a Business Combination is not consummated within 24 months from the closing of the IPO, or such later date as may be approved by the Company’s shareholders in accordance with the Memorandum and Articles.

In the event of any termination of this Agreement pursuant to this Section 7, the BPS Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 5(a) shall survive termination of this Agreement.

8.            General Provisions.

(a)            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: CC Neuberger Principal Holdings I, 200 Park Avenue, 58th Floor, New York, New York 10166, Attn: Douglas Newton, email: newton@cc.capital, with a copy to the Company’s counsel at: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Christian O. Nagler, Esq., Lauren M. Colasacco, P.C., and Peter S. Seligson, Esq., email: cnagler@kirkland.com, lauren.colasacco@kirkland.com and peter.seligson@kirkland.com, fax: (212) 446-4900 and a copy to E2open’s counsel at: Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Morgan D. Elwyn, Robert A. Rizzo and Claire E. James, email: melwyn@willkie.com, rrizzo@willkie.com, cejames@willkie.com.

All communications to the Purchaser shall be sent to Neuberger Berman Opportunistic Capital Solutions Master Fund L.P., c/o Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, New York 10104, Attention: Lawrence Kohn, Ralph DeFeo and Ephraim Lemberger, email: lawrence.kohn@nb.com, ralph.defeo@nb.com and ephraim.lemberger@nb.com, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)            No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)            Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d)            No Third Party Beneficiaries. Except to the extent expressly set forth in Sections 7(a), 8(f), 8(l) and 8(s), this letter shall be binding on, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and nothing set forth in this letter shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, this Agreement; provided, however, that E2open is an intended third party beneficiary of Sections 7(a), 8(f), 8(l) and 8(s) of this Agreement to the extent expressly set forth therein.

(e)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party and E2open. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Backstop Purchase Shares to one or more other persons upon the consent of the Company and E2open (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company or E2open shall be required if such assignment or delegation is to an Affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 8(e) shall be void ab initio.

(g)            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)            Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)            Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)            Amendments. This Agreement may not be amended, modified, waived or supplemented as to any particular provision, except with the prior written consent of each of the Company and the Purchaser; provided, that the prior written consent of E2open shall be required for any material amendments, modifications, waivers or supplements (which shall include amendments which create additional conditionality, changes to the economics or delay the timing of any Utilization Notice).

(m)            Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

(n)            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)            Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Securities and the securities issuable upon conversion or exercise of the Securities.

(p)            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a governmental authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(s)            Specific Performance; Enforcement. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without a requirement to post bond or any other security. Subject to the proviso in Section 8(d) and as provided in this Section 8(s), this Agreement may be enforced only by the Company and the Purchaser, and none of the Company’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause the Company to enforce this Agreement; provided, however, that notwithstanding anything to the contrary E2open shall be entitled to enforce, through an action of specific performance, the Company’s right to cause the Purchaser to fund the BPS Purchase Price and purchase the Backstop Purchase Shares, subject to the terms and conditions hereof, and shall not be required to provide any bond or other security in connection with any such equitable remedy; provided in no event will E2open have any claim for monetary damages against the Purchaser hereunder. Notwithstanding the foregoing, in no event shall this Agreement be enforced by E2open unless, if there is a breach of the Subscription Agreements and/or the Forward Purchase Agreement, then E2open is concurrently enforcing the Subscription Agreements and/or the Forward Purchase Agreement. Notwithstanding the foregoing, in no event shall this Agreement be enforced by E2open unless, if there is a breach of the Subscription Agreements and/or the Forward Purchase Agreement, then E2open is concurrently enforcing the Subscription Agreements and/or the Forward Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

CC NEUBERGER PRINCIPAL HOLDINGS I

By:	/s/ Douglas Newton
Name:	Douglas Newton
Title:	Authorized Signatory

NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND L.P.

By:	/s/ Charles Kantor
Name:	Charles Kantor
Title:	Managing Director

[Signature Page to Forward Purchase Agreement]

Exhibit A

Registration Rights

To be the same Registration Rights to which the Purchaser is entitled with respect to the Purchaser’s Forward Purchase Agreement with the Company (but including the Backstop Purchase Shares).

A-14

SCHEDULE A

As of the date hereof, to the knowledge of the Purchaser, no Other SPAC has announced a Business Combination or entered into a mutually negotiated contract to enter into a Business Combination (excluding non-disclosure agreements, letters of interest, bid letters, or other similar documents).

A-15